                                REVOLVING NOTE


$750,000.00                                                        May 25, 1999
                                                         Bloomington, Minnesota

FOR VALUE RECEIVED, the undersigned, Barringer Laboratories, Inc. promises to pay to the order of SPECTRUM COMMERCIAL SERVICES, a division of Lyon Financial Services, Inc., (the "Lender") at its office in Bloomington, Minnesota, or at such other place as any present or future holder of this Note may designate from time to time, the principal sum of (i) Seven Hundred Hundred Fifty Thousand and 00/100 Dollars ($750,000.00), or (ii) the aggregate unpaid principal amount of all advances and/or extensions of credit made by the Lender to the undersigned pursuant to this Note as shown in the records of any present or future holder of this Note, whichever is less, plus interest thereon from the date of each advance in whole or in part included in such amount until this Note is fully paid. Interest shall be computed on the basis of the actual number of days elapsed and a 360-day year, at an annual rate equal to 5.35% per annum in excess of the Prime Rate of Norwest Bank Minnesota, NA, and that shall change when and as said Prime Rate shall change (the "Initial Rate"); provided, however, that (i) in no event shall the interest rate in effect hereunder at any time be less than 10% per annum; and (ii) interest payable hereunder with respect to each calendar month shall not be less than $3,800.00 regardless of the amount of loans, advances or other credit extensions that actually may have been outstanding during the month. Interest is due and payable on the first day of each calendar month and at maturity. The term "Prime Rate" means the rate established by Norwest Bank in its sole discretion from time to time as its Prime or Base Rate, and the undersigned acknowledges that Norwest Bank and/or Lender may lend to its customers at rates that are at, above or below the Prime Rate. Notwithstanding the foregoing, after an Event of Default, this Note shall bear interest until fully paid at five percent (5%) per annum in excess of the rate otherwise then in effect, which rate shall continue to vary based on further changes in the Prime Rate; provided, however, that after an Event of Default, (i) in no event shall the interest rate in effect hereunder at any time be less than 13% per annum; and (ii) interest payable hereunder with respect to each calendar month shall not be less than $5,200 regardless of the amount of loans, advances or other credit extensions that actually may have been outstanding during the month. The undersigned also shall pay the holder of this Note a late fee equal to 10% of any payment under this Note that is more than 10 calendar days past due.

In the event the undersigned earns "Net Profit" (as defined in the General Credit and Security Agreement dated May 25, 1999 ("Agreement") for the fiscal year ending December 31, 1999 of at least One Hundred Fifty Thousand Dollars ($150,000.00), and evidences such profit by delivering to Lender a financial statement prepared according to GAAP that reflects this Net Profit, and provided no Event of Default exists or has occurred, then upon Borrower's written request, the Initial Rate shall be reduced to Four and Eighty Five One Hundredths percent (4.85%) in excess of the Prime Rate (the "Adjusted Rate") commencing with the next scheduled Monthly Payment Date (as defined in the Agreement) following Lender's receipt of Borrower's written request. Provided that Borrower obtains the Adjusted Rate reduction described above, then in the further event Borrower earns Net Income for the fiscal year ending December 31, 2000 of at least Two Hundred Fifty Thousand Dollars ($250,000.00), and evidences such profit by delivering to Lender a financial statement prepared according to GAAP that reflects this Net Profit, and provided no Event of Default exists or has occurred, then upon and after Borrower's written request, the Adjusted Rate shall be reduced to Four and Thirty Five One Hundredths percent (4.35%) in excess of the Prime Rate (the "Re-adjusted Rate") commencing with the next scheduled Monthly Payment Date following Lender's receipt of Borrower's written request. (the Initial Rate, the Adjusted Rate and the Re-adjusted Rate are sometimes collectively referred to as the "Interest Rate").

All interest, principal, and any other amounts owing hereunder are due on May 24, 2001 or earlier UPON DEMAND by Lender or any holder hereof, and Lender specifically reserves the absolute right to demand payment of all such amounts at any time, with or without advance notice, for any reason or no reason whatsoever.

All or any part of the unpaid balance of this Note may be prepaid upon sixty days prior written notice, PROVIDED, however, that if this Note is fully pre-paid prior to May 24, 2001, then there shall be a prepayment charge equal to the product arrived at by multiplying $3,800.00 times the number of calendar months (whole and fractional) from the date of complete prepayment to and including May 24, 2001. At the option of the then holder of this Note, any payment under this Note may be applied first to the payment of other charges, fees and expenses under this Note and any other agreement or writing in connection with this Note, second to the payment of interest accrued through the date of payment, and third to the payment of principal. Amounts may be advanced and readvanced under this Note at the Lender's sole and absolute discretion, provided the principal balance outstanding shall not exceed the amount first above written. Neither the Lender nor any other person has any obligation to make any advance or readvance under this Note.

The occurrence of any of the following events shall constitute an Event of Default under this Note: (i) any default in the payment of this Note; or
(ii) any other default under the terms of any now existing or hereafter arising debt, obligation or liability of any maker, endorser, guarantor or surety of this Note or any other person providing security for this Note or for any guaranty of this Note, including, but not limited to, that certain General Credit and Security Agreement dated May 25, 1999, (iii) the insolvency (other than the insolvency of the undersigned), death dissolution, liquidation, merger or consolidation of any such maker, endorser, guarantor, surety or other person; or (iv) any appointment of a receiver, trustee or similar officer of any property of any such maker, endorser, guarantor, surety or other person; or (v) any assignment for the benefit of creditors of any such maker, endorser, guarantor, surety or other person; or (vi) any commencement of any proceeding under any bankruptcy, insolvency, dissolution, liquidation or similar law by or against any such maker, endorser, guarantor, surety or other person, provided however, that if such a proceeding is commenced against the maker hereof or any Guarantor on an involuntary basis, then only if such action is not dismissed within 60 days of first being filed; or (vii) the sale, lease or other disposition (whether in one transaction or in a series of transactions) to one or more persons of all or a substantial part of the assets of any such maker, endorser, guarantor, surety or other person; or (viii) any such maker, endorser, guarantor, surety or other person dies or takes any action to revoke or terminate any agreement, liability or security in favor of the Lender; or (ix) the entry of any judgment or other order for the payment of money in the amount of $25,000.00 or more against any such maker, endorser, guarantor, surety or other person which judgment or order is not discharged or stayed in a manner acceptable to the then holder of this Noe within 10 days after such entry; or
(x) the issuance or levy of any writ, warrant, attachment, garnishment, execution or other process against any property of any such maker, endorser, guarantor, surety or other person; or (xi) the issuance or attachment of any tax lien or tax levy against any property of any such maker, endorser, guarantor, surety or other person which is other than for taxes or assessments not yet due and payable; or (xii) in the event any statement, representation or warranty made by any maker, endorser, guarantor, surety or other person (or any representative of any such maker, endorser, guarantor, surety or other person) to any present or future holder of this Note at any time shall be false, incorrect or misleading in any material respect when made or effective; or (xiii) there is a material adverse change in the condition (financial or otherwise), business or property of any such maker, endorser, guarantor, surety or other person. Upon the occurrence of any Event of Default described in subparagraphs (iii), (iv), (v) or (vi) above or earlier upon demand, all amounts outstanding under this Note (including unpaid principal, interest and other charges due or accruing hereunder) shall be and become immediately due and payable without any declaration, notice, presentment, protest, demand or dishonor of any kind (all of which are hereby waived by Borrower) and Borrower's ability to obtain any additional credit extensions or advances under this Note shall be immediately and automatically terminated. Upon the occurrence of an Event of Default and at any time thereafter while an Event of Default is continuing or earlier upon demand, the then holder of this Note may, at its option, declare this Note to be immediately due and payable and thereupon this Note shall become due and payable for the entire unpaid principal balance of this Note plus accrued interest and other charges on this Note without any presentment, demand, protest or other notice of any kind.

     The undersigned: (i) waives demand, presentment, protest, notice of protest, notice of dishonor and notice of nonpayment of this Note; (ii) agrees to promptly provide all present and future holders of this Note from time to time with financial statements of the undersigned and such other information respecting the financial condition, business and property of the undersigned as any such holder of this Note may reasonably request, in form and substance acceptable to such holder of this Note; (iii) agrees that when or at any time after this Note becomes due the then holder of this note may offset or charge the full amount owing on this note against any account then maintained by the undersigned with such holder of this Note without notice;
(iv) agrees to pay on demand all fees, costs and expenses of all present and future holders of this Note in connection with this Note and any security and guaranties for this Note, including but not limited to audit fees and expenses and reasonable attorneys' fees and legal expenses, plus interest on such amounts at the rate set forth in this Note; and (v) consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related in any way to this Note or any security of guaranty for this Note, waives any argument that venue in such forums is not convenient, and agrees that any litigation initiated by the undersigned against the Lender or any other present or future holder of this Note relating in any way to this Note or any security or guaranty for this Note shall be venued (at the sole option of Lender or the holder hereof) in either the District Court of Dakota or Hennepin County, Minnesota, or the United States District Court, District of Minnesota. Interest on any amount under this Note shall continue to accrue, at the option of any present or future holder of this Note, until such holder receives final payment of such amount in collected funds in form and substance acceptable to such holder. The maker agrees that, if it brings any action or proceeding arising out of or relating to this Agreement, it shall bring such action or proceeding in the District Court of Hennepin County, Minnesota.

In the event a court of competent jurisdiction determines that any of the figures called the Rate of Interest violates any usury laws or any other law, then, such Rate of Interest or other provision shall be accordingly and retroactively adjusted or modified to comply with the highest rate allowed under applicable law. Further, if any provision or application of any provision of this Note other than the Rate of Interest (including but not limited to any provision relating to the calculation of interest) is held unlawful or unenforceable in any respect (including but not limited to any usury or similar law), such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Note shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. The undersigned waives notice of acceptance hereof.

No waiver of any right or remedy under this Note shall be valid unless in writing executed by the holder of this Note, and any such waiver shall be effective only in the specific instance and for the specific purpose given. All rights and remedies of all present and future holders of this Note shall be cumulative and may be exercised singly, concurrently or successively. The undersigned, if more than one, shall be jointly and severally liable under this Note, and the term "undersigned," wherever used in this Note, shall mean the undersigned or any one or more of them. This Note shall bind the undersigned and the successors and assigns of the undersigned. This Note shall be governed by and construed in accordance with the laws of the State of Minnesota.

THE UNDERSIGNED REPRESENTS, CERTIFIES, WARRANTS AND AGREES THAT THE UNDERSIGNED HAS READ ALL OF THIS NOTE AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS NOTE. THE UNDERSIGNED ALSO AGREES THAT COMPLIANCE BY ANY PRESENT OR FUTURE HOLDER OF THIS NOTE WITH THE EXPRESS PROVISIONS OF THIS NOTE SHALL CONSTITUTE GOOD FAITH AND SHALL BE CONSIDERED REASONABLE FOR ALL PURPOSES. THE UNDERSIGNED WAIVES ITS RIGHT TO TRIAL BY JURY.


                                       BARRINGER LABORATORIES, INC.


                                       By /s/ J. Graham Russell
                                          ---------------------------
                                          J. Graham Russell
                                          President

STATE OF COLORADO        )
                         ) ss.
COUNTY OF JEFFERSON      )


     On this 25th day of May, 1999, before me, a Notary Public within and for said county, personally appeared J. Graham Russell who being by me duly sworn did say that he is the President of Barringer Laboratories, Inc. and that the foregoing instrument was signed on behalf of the corporation by authority of its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.


Notary Seal:                           /s/ Vera M. Crabb
 My Commission Expires                 ------------------------------
  March 18, 2001                       Notary Signature
7425 West Utah Avenue
 Lakewood, CO  80232